Exhibit 99.j

[Letterhead of McCurdy & Associates CPA’s, Inc.]

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 28, 2003 and to all references to our firm included in or made part of this Post-Effective Amendment No. 4 to The Prairie Fund’s Registration Statement of Form N-1A (File No. 811-09931), including the references to our firm under the heading “Financial Highlights” in the Prospectus.

/s/  McCurdy & Associates CPA’s, Inc.

McCurdy & Associates CPA’s, Inc.

Westlake, Ohio

April 30, 2003

1-MI/483660.1

DRAFT 04/30/03 09:11